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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                   IXNET, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                   13-4060000
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                WALL STREET PLAZA
                                 88 PINE STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 825-9060
                    (Address of principal executive offices)

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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered
      NONE.                                               NOT APPLICABLE.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/



Securities Act registration statement file number to which this form relates:
333-79079

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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                    COMMON STOCK, PAR VALUE, $0.01 PER SHARE



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
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                  For a description of the shares of common stock, par value
$0.01 per share, of IXnet, Inc. (the "Registrant") being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instructions to Item 1 of Form 8-A, see the information set forth under the caption entitled "Description of Capital Stock" in the Prospectus of the Registrant filed with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form S-1, Registration No. 333-79079, as amended (the "Registration Statement"), which information is incorporated herein by reference.


Item 2.  EXHIBITS.
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                  The following Exhibits are incorporated herein by reference to the Registration Statement:

         3.1      Amended and Restated Certificate of Incorporation of IXnet,
                  Inc.

         3.2      Bylaws of IXnet, Inc.

         4.3      Specimen Stock Certificate of IXnet, Inc.




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                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                      IXNET, INC.


                                                      By:/s/ Gerald E. Starr
                                                         -----------------------
                                                         Gerald E. Starr
                                                         President

Dated: August 6, 1999




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